Exhibit 10.1

AMENDMENT NO. 1 TO SEPARATION AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Separation Agreement dated as of September 30, 2008 (the “Separation Agreement”) between CTC Media, Inc., a Delaware corporation (the “Company”), and Vladimir Khanumyan (the “Former Executive”)  is made as of January 15, 2009 and is entered into by the Company and the Former Executive.

Preliminary Statement:

A.           Subject to the terms and conditions set forth herein, the Former Executive and the Company wish to amend the Separation Agreement to modify Section 3(c) thereof.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement.

In consideration of the mutual covenants contained herein, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

Agreements:

1.            Amendment to the Separation Agreement.  Section 3(c) of the Separation Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(c)        Notwithstanding anything to the contrary in the Option Agreements, (i) to the extent that an option is not fully vested as of the Separation Date, the Executive shall continue to vest under the Option Agreements up to and including March 31, 2009 and (ii) the Executive shall be permitted to exercise the options provided for under the Option Agreements up to and including December 31, 2010 in accordance with the terms of the Option Agreements.  For purposes hereof, “Option Agreements” shall mean (i) the Notice of Grant of Stock Option granted by the Company to the Executive on April 28, 2005 and the related Stock Option Agreement; and (ii) the Stock Option Agreement dated July 14, 2006 between the Company and the Executive.”

2.            General.

(a)          Section Headings.  The section headings herein are for the convenience of the parties and in no way affect the validity or enforceability of any other provision of this Amendment.

(b)          Severability.  The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment.

(c)          Complete Agreement.  The Separation Agreement, as amended by this Amendment, constitutes the entire agreement and understanding of the parties hereto with respect to the termination of the Employment Agreement, and supersedes all previous oral and written negotiations, agreements, commitments, and writings in connection therewith.

(d)          Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.  This Amendment may be executed by facsimile signatures.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

CTC MEDIA, INC.

By:	/s/ Boris Podolsky
Boris Podolsky
Chief Financial Officer

FORMER EXECUTIVE

/s/ Vladimir Khanumyan
Vladimir Khanumyan